AMENDMENT TO
                             DISTRIBUTION AGREEMENT


     THIS AMENDMENT, dated as of the ____ day of _______, 2005, by and between Luther King Capital Management Corporation, a Texas corporation ("Advisor"), LKCM Funds, a Delaware business trust ("Trust) and Quasar Distributors, LLC ("Quasar"), as parties to the Distribution Agreement dated March 1, 2002, as amended May 13, 2003 (the "Agreement")

     WHEREAS, the parties to the Agreement desire to further amend the Agreement in the manner set forth herein;

          NOW THEREFORE, pursuant to section 9 of the Agreement, parties hereby amend the Agreement as follows:

          Effective as of the date of this Amendment, Exhibit A of the Agreement shall be replaced in its entirety by the Amended Exhibit A ("Amended Exhibit A") attached herein.

               The Agreement, as amended, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.


LUTHER KING CAPITAL MANAGEMENT                QUASAR DISTRIBUTORS, LLC
CORPORATION
By:                                           By:
    ------------------------------               -------------------------------
                                                  James R. Schoenike
Title:                                        Title: President



LKCM FUNDS

By:
    ------------------------------
Title:

                                     AMENDED
                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                   FUND NAMES


                                 NAME OF SERIES
                                 --------------
                           LKCM Balanced Fund (LKBAX)
                  LKCM Equity Fund Institutional Class (LKEQX)
                         LKCM Equity Fund Adviser Class
                         LKCM Fixed Income Fund (LKFIX)
                         LKCM International Fund (LKINX)
             LKCM Small Cap Equity Fund Institutional Class (LKSCX)
                LKCM Small Cap Equity Fund Adviser Class (LKSAX)
                        LKCM Aquinas Growth Fund (AQEGX)
                         LKCM Aquinas Value Fund (AQEIX)
                       LKCM Aquinas Small Cap Fund (AQBLX)
                     LKCM Aquinas Fixed Income Fund (AQFIX)